EXHIBIT 99


                         SOUTHERN ARIZONA COMMUNITY BANK

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held On October 12, 2001

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of SOUTHERN ARIZONA COMMUNITY BANK hereby appoints John P. Lewis and Robert A. Elliott, or either of them, to represent the undersigned at the annual meeting of the shareholders of SOUTHERN ARIZONA COMMUNITY BANK to be held on OCTOBER 12, 2001, at 9:00 a.m. (local time), at Southern Arizona Community Bank, 6400 North Oracle Road, Tucson, Arizona 85704, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of September 1, 2001, between and among SUN COMMUNITY BANCORP LIMITED and the shareholders of SOUTHERN ARIZONA COMMUNITY BANK to exchange the shares of common stock of SOUTHERN ARIZONA COMMUNITY BANK not now held by SUN COMMUNITY BANCORP LIMITED for shares of common stock of SUN COMMUNITY BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, SOUTHERN ARIZONA COMMUNITY BANK will be a wholly owned subsidiary of SUN COMMUNITY BANCORP LIMITED.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN
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     2. Election of Directors:

Number of votes entitled to cast for directors (equal number of shares multiplied by 13):________

CHOOSE A OR B

A  ____   Vote for thirteen of the nominees listed, in such manner in accordance with cumulative voting as will assure the election of thirteen of the listed nominees, with the number of votes to be allocated among thirteen nominees to be determined by the proxy holders.

B  ____   Distribute my votes among the nominees for director only as indicated.
          (Print a number in the blank opposite the name of each nominee for whom you wish the proxy to vote in order to specify the number of votes to be cast for each nominee; the sum of all votes must be equal to the number of shares multiplied by thirteen. You are entitled to vote for thirteen (13) nominees.)

                ____ William R. Assenmacher         ____ Jody A. Comstock
                ____ Michael J. Devine              ____ Robert A. Elliott
                ____ Brian K. English               ____ Michael L. Kasten
                ____ Yoram Levy                     ____ John P. Lewis
                ____ Jim Livengood                  ____ James A. Mather
                ____ Morgan North                   ____ James Sakrison
                ____ Paul A. Zucarelli

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1 AND FOR ITEM A OF PROPOSAL 2.

Dated: ____________________, 2001

                                        ----------------------------------------
                                        Number of Shares of Common Stock

                                        ----------------------------------------
                                        Signature (and title if applicable)

                                        ----------------------------------------
                                        Signature (if held jointly)

                                        Please  sign  your  name  exactly  as it
                                        appears on your stock certificate.  When
                                        shares are held by joint  tenants,  both
                                        should  sign.  When signing as attorney,
                                        executor,   administrator,   trustee  or
                                        guardian,  please  give  full  title  as
                                        such. If a  corporation,  please sign in
                                        full  corporate name by the President or
                                        other   authorized    officer.    If   a
                                        partnership, please sign in partnership name by authorized person.